SPROTT FUNDS TRUST N-14

Exhibit 14(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated October 29, 2021, relating to the financial statements and financial highlights of North Shore Global Uranium Mining ETF, a series of Exchange Traded Concepts Trust, for the year ended August 31, 2021, and to the references to our firm under the heading “Other Service Providers”, “Financial Highlights” and “Financial Statements” in the Combined Proxy Statement and Prospectus.

Cohen & Company, Ltd.

Chicago, Illinois

January 25, 2022